EXHIBIT 11
                              BellSouth Corporation
                        Computation of Earnings Per Share


                                           For the                For the
                                         Three Month             Nine Month
                                         Period Ended           Period Ended
                                        September 30,          September 30,
                                      ------------------     ------------------
                                       2001       2002          2001     2002
                                     -------    -------       -------  -------

Basic Earnings Per Common Share:

Net Income                           $     7    $   663       $ 1,778  $   826
                                     =======    =======       =======  =======


Weighted average shares
Outstanding                            1,875      1,867         1,874    1,874
                                     =======    =======       =======  =======

Earnings Per Common Share            $   .00    $   .36       $   .95  $   .44
                                     =======    =======       =======  =======



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                                                                      EXHIBIT 11
                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)


                                           For the                For the
                                         Three Month             Nine Month
                                         Period Ended           Period Ended
                                        September 30,          September 30,
                                      ------------------     ------------------
                                       2001       2002          2001     2002
                                     -------    -------       -------  -------

Diluted Earnings per Common Share:

Net Income                           $     7    $   663       $ 1,778  $   826
                                     =======    =======       =======  =======

Weighted average shares
Outstanding                            1,875      1,867         1,874    1,874
                                     =======    =======       =======  =======

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards                  12          3            12        6
                                     -------    -------       -------  -------

Total Shares                           1,887      1,870         1,886    1,880
                                     =======    =======       =======  =======

Earnings Per Common Share            $   .00    $   .35       $   .94  $   .44
                                     =======    =======       =======  =======